Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237736 and No. 333-286802) and on Form S-8 (No. 333-148983, No. 333-182677, No. 333-203960, No. 333-225526, No. 333-239101, No. 333-266131, No. 333-273396 and No. 280644) of Protalix BioTherapeutics, Inc. of our report dated March 18, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ Kesselman & Kesselman

Certified Public Accountants (lsr.)

A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

March 18, 2026